Exhibit 99.1

Stitch Fix Announces Second Quarter of Fiscal Year 2023 Financial Results: Raises Full Year FY23 Adj. EBITDA Guidance; Announces CFO Transition

SAN FRANCISCO, March 7, 2023 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal stylist, today announced its financial results for the second quarter of fiscal year 2023 ended January 28, 2023.
Stitch Fix Interim CEO Katrina Lake said, “This quarter, we continued to execute on our plan to achieve profitability and preserve liquidity, delivering adjusted EBITDA of $3.8 million, which is at the high end of our guidance range. Looking forward, we will continue to invest in the advanced data science and machine learning capabilities combined with personalized styling expertise that have set us apart for more than a decade. This strategic re-focusing on our styling-first model will deliver clarity to the client experience and drive efficiency in our marketing spend. We’re proud to have helped millions of clients find clothes that make them feel their best, and we’re confident that this path will ensure that we’re attracting long-term clients to Stitch Fix and paving the way for a return to growth.”
Second Quarter Key Metrics and Financial Highlights
•Net revenue of $412.1 million, a decrease of 20% year over year
•Active clients of 3,574,000, a decrease of 445,000 or 11% year over year
•Net revenue per active client (RPAC) of $516, a decrease of 6.0% year over year
•Net loss of $65.6 million and diluted loss per share of $0.58
•Adjusted EBITDA of $3.8 million
Key Business Updates
•Executed restructuring plan and other initiatives to realize our $135 million of cost reduction targets for FY23: raising Full Year FY23 Adj. EBITDA and tightening range to between $0 million and $10 million
•Operating cash flow for the quarter was $21.1 million and free cash flow for the quarter was positive $15.4 million: our first quarter of positive free cash flow since Q1 of FY22
•Dan Jedda to step down as CFO to pursue another opportunity: to be succeeded by David Aufderhaar, SVP of Finance, Stitch Fix effective April 3

Financial Outlook
Our financial outlook for the third quarter of fiscal 2023, which ends on April 29, 2023, is as follows:

Q3’23
Net Revenue	$385 million - $395 million	(22)% - (20)% YoY decline
Adjusted EBITDA	$(5) million - $5 million	(1)% - 1% margin
For the fiscal year ending July 29, 2023, we expect net revenue to be between $1.625 billion and $1.645 billion, and adjusted EBITDA to be between breakeven and $10 million.
Stitch Fix has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income (expense), net, provision for income taxes, and stock-based compensation expense, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

Conference Call and Webcast Information
Katrina Lake, Interim Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. Also joining the call is David Aufderhaar, SVP Finance, Stitch Fix. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BIf0cbdf78f13a4572af357ca5373ca95f
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time, at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States and United Kingdom find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the third quarter and full fiscal year of 2023; that we can continue to lead the way in personalization and achieve greater impact in years to come; our ability to achieve our goals of liquidity and profitability; that our cost-cutting measures will allow us to more nimbly execute; our ability to evolve our marketing strategy and diversify into under-penetrated marketing channels; that our client retention and re-engagement strategies will increase engagement and optimize CPAs; that our marketing strategy, combined with our efforts to maximize the client experience and improve retention, will maximize return-on-investment in the short term and set the stage for a return to growth; that our strategies will drive long-term value, enable us to optimize cash flow and profitability in the short term, and position us for an eventual return to growth; that we will responsibly manage our cost structure; our ability to achieve positive adjusted EBITDA and be free cash flow positive in the near term; and that the improvements we have made in our cost structure will allow us to invest in growth as we continue to focus on improving our client experience and that over time, the improved client experience will enable us to grow our net active clients, revenue, and free cash flow. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2022. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	January 28, 2023	July 30, 2022
Assets
Current assets:
Cash and cash equivalents	$138,979	$130,935
Short-term investments	82,620	82,049
Inventory, net	158,927	197,251
Prepaid expenses and other current assets	32,979	39,456
Income tax receivable	921	27,561
Total current assets	414,426	477,252
Long-term investments	2,288	17,713
Income tax receivable, net of current portion	26,091	26,091
Property and equipment, net	92,434	103,375
Operating lease right-of-use assets	119,831	132,179
Other long-term assets	5,528	7,925
Total assets	$660,598	$764,535
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$104,715	$143,934
Operating lease liabilities	32,413	29,014
Accrued liabilities	91,859	94,416
Gift card liability	12,489	10,551
Deferred revenue	13,428	14,441
Other current liabilities	6,045	3,214
Total current liabilities	260,949	295,570
Operating lease liabilities, net of current portion	139,644	141,334
Other long-term liabilities	4,728	4,980
Total liabilities	405,321	441,884
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	575,129	522,658
Accumulated other comprehensive loss	(1,883)	(3,527)
Accumulated deficit	(287,929)	(166,440)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	255,277	322,651
Total liabilities and stockholders’ equity	$660,598	$764,535

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Revenue, net	$412,118	$516,724	$867,711	$1,097,968
Cost of goods sold	243,001	283,920	506,833	592,247
Gross profit	169,117	232,804	360,878	505,721
Selling, general, and administrative expenses	235,827	263,502	482,718	538,269
Operating loss	(66,710)	(30,698)	(121,840)	(32,548)
Interest income	706	171	1,479	505
Other income (expense), net	652	(45)	(632)	(154)
Loss before income taxes	(65,352)	(30,572)	(120,993)	(32,197)
Provision for income taxes	219	340	496	542
Net loss	$(65,571)	$(30,912)	$(121,489)	$(32,739)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	941	(654)	755	(969)
Foreign currency translation	2,501	(848)	889	(1,451)
Total other comprehensive income (loss), net of tax	3,442	(1,502)	1,644	(2,420)
Comprehensive loss	$(62,129)	$(32,414)	$(119,845)	$(35,159)
Net loss attributable to common stockholders:
Basic	$(65,571)	$(30,912)	$(121,489)	$(32,739)
Diluted	$(65,571)	$(30,912)	$(121,489)	$(32,739)
Loss per share attributable to common stockholders:
Basic	$(0.58)	$(0.28)	$(1.07)	$(0.30)
Diluted	$(0.58)	$(0.28)	$(1.07)	$(0.30)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	113,928,081	109,178,086	113,143,991	108,776,998
Diluted	113,928,081	109,178,086	113,143,991	108,776,998

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Six Months Ended
	January 28, 2023	January 29, 2022
Cash Flows from Operating Activities
Net loss	$(121,489)	$(32,739)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Change in inventory reserves	(6,413)	445
Stock-based compensation expense	57,581	64,713
Depreciation, amortization, and accretion	22,095	17,374
Asset impairment	16,874	—
Other	1,067	7
Change in operating assets and liabilities:
Inventory	44,896	28,100
Prepaid expenses and other assets	8,938	(5,755)
Income tax receivables	26,640	43
Operating lease right-of-use assets and liabilities	(111)	4,855
Accounts payable	(38,678)	51,296
Accrued liabilities	(3,840)	(4,267)
Deferred revenue	(1,016)	(3,699)
Gift card liability	1,938	3,261
Other liabilities	2,578	1,298
Net cash provided by operating activities	11,060	124,932
Cash Flows from Investing Activities
Purchases of property and equipment	(11,886)	(30,900)
Purchases of securities available-for-sale	(258)	(77,532)
Sales of securities available-for-sale	4,144	4,690
Maturities of securities available-for-sale	11,210	76,109
Net cash provided by (used in) investing activities	3,210	(27,633)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	154	1,365
Payments for tax withholdings related to vesting of restricted stock units	(6,969)	(23,372)
Repurchase of common stock	—	(9,996)
Other	(117)	—
Net cash used in financing activities	(6,932)	(32,003)
Net increase in cash and cash equivalents	7,338	65,296
Effect of exchange rate changes on cash and cash equivalents	706	(1,203)
Cash and cash equivalents at beginning of period	130,935	129,785
Cash and cash equivalents at end of period	$138,979	$193,878
Supplemental Disclosure
Cash paid for income taxes	$178	$389
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,430	$3,040
Capitalized stock-based compensation	$3,409	$3,682
Repurchase of common stock included in accrued liabilities	$—	$1,000

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other income (expense), net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net loss excluding interest income, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net loss	$(65,571)	$(30,912)	$(121,489)	$(32,739)
Add (deduct):
Interest income	(706)	(171)	(1,479)	(505)
Other (income) expense, net	(652)	45	632	154
Provision for income taxes	219	340	496	542
Depreciation and amortization	9,879	8,439	19,719	16,179
Stock-based compensation expense	25,867	32,390	57,581	64,713
Restructuring and other one-time costs(1)	34,742	—	40,897	—
Adjusted EBITDA	$3,778	$10,131	$(3,643)	$48,344

(1) For the three months ended January 28, 2023, restructuring charges were $34.6 million and other one-time costs were $0.1 million. For the six months ended January 28, 2023, restructuring charges were $35.5 million and other one-time costs were $5.4 million in retention bonuses for continuing employees.

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Free cash flow reconciliation:
Cash flows provided by operating activities	$21,108	$(16,724)	$11,060	$124,932
Deduct:
Purchases of property and equipment	(5,743)	(14,508)	(11,886)	(30,900)
Free cash flow	$15,365	$(31,232)	$(826)	$94,032
Cash flows provided by (used in) investing activities	$5,467	$(20,096)	$3,210	$(27,633)
Cash flows used in financing activities	$(3,062)	$(18,305)	$(6,932)	$(32,003)
Operating Metrics

	January 28, 2023	October 29, 2022	July 30, 2022	April 30, 2022	January 29, 2022
Active clients (in thousands)	3,574	3,709	3,795	3,907	4,019
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $516 and $549 as of January 28, 2023, and January 29, 2022, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com